UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2013

________________________________

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Rd., Suite 421, San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 918-7489

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Merger Agreement with Capricor, Inc.

As previously reported in a Current Report on Form 8-K filed by Nile Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on July 7, 2013 (the “Prior Form 8-K”), the Company entered into an Agreement and Plan of Merger and Reorganization dated July 7, 2013 (the “Merger Agreement”) with Capricor, Inc. (“Capricor”), a privately held company incorporated in Delaware, and Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub, subject to certain conditions contained in the Merger Agreement, will merge with and into Capricor and Capricor will become a wholly-owned subsidiary of the Company (the “Merger”).  A description of the Merger Agreement is available in the Prior Form 8-K, which is incorporated herein by reference.

On September 27, 2013, the Company, Capricor, and Merger Sub entered into a First Amendment to the Merger Agreement (the “Amendment”). Among other matters, the Amendment:

•	Extended the date by which either party may terminate the Merger Agreement, in the event that the closing of the Merger has not occurred, from September 30, 2013 to November 15, 2013.

•	Modified a condition to Capricor’s obligation to close the Merger by increasing the maximum amount of liabilities the Company and Merger Sub are permitted to have from $72,000 to $100,000.

•	Added a condition to Capricor’s obligations to close the Merger that requires the Company to have obtained agreements from the holders of its April 2012 common stock purchase warrants that such holders, to the extent that they have not exchanged their warrants for Company common stock, will not have exercised any redemption rights that may apply with respect to the Merger or to have otherwise satisfied or eliminated such rights.

The foregoing description of the Amendment is qualified in its entirety by the full text thereof. A copy of the Amendment is attached hereto as Exhibit 2.1 and the terms thereof are incorporated herein by reference.

Amendment to 2013 Bridge Notes

As the Company previously reported in its Current Report on Form 8-K filed on March 22, 2013, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) on March 15, 2013 with certain accredited investors pursuant to which it issued and sold an aggregate principal amount of up to $500,000 of its Secured Convertible Promissory Notes (the “Notes”) for an aggregate original issue price of $425,000. The Notes provide that upon a Change of Control (as defined in the Notes) in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of its common stock, with no securities or other consideration paid or payable to holders of the Company’s common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of the Company’s common stock), then (A) the entire unpaid principal under the applicable Note shall automatically convert, as of immediately prior to the effective time of the Change of Control, into shares of the Company’s common stock at a conversion price per share equal to the closing sale price of the Company’s common stock on the effective date of the Change of Control, and (B) the Company shall also issue to each Note holder a five-year warrant, in substantially the form attached to the Notes as Exhibit A, entitling the holder to purchase, at an exercise price equal to such closing price, that number of shares of the Company’s common stock obtained by dividing (a) the sum of the outstanding principal under the applicable Note by (b) such closing sale price. The proposed Merger with Capricor will constitute a Change of Control for purpose of the Notes.

On September 27, 2013, the Company and the holders of the Notes entered into an amendment to the Notes, which provided, among other things, as follows:

•	Upon a Change of Control as described above, the conversion price applicable to the Notes and the exercise price applicable to the warrants issuable upon a Change of Control will be equal to the average dollar volume weighted average price (“VWAP”) of the Company’s common stock for each trading day during the period from July 8, 2013 to September 30, 2013. The average VWAP during such period is approximately $0.045 per share.

•	Upon a conversion of the Notes in connection with a Change of Control, the holders confirmed that all obligations under the Notes would be deemed satisfied in full and released the Company from any claims relating to the Notes.

The foregoing description of the Amendment is qualified in its entirety by the full text thereof. A copy of the Amendment is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

2.1	First Amendment dated September 27, 2013, to Agreement and Plan of Merger dated July 7, 2013, among Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc.
10.1	Form of First Amendment to Secured Convertible Promissory Notes issued March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: October 3, 2013	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

EXHIBIT INDEX

Nile Therapeutics, Inc.

Form 8-K Current Report

Exhibit
Number	Description
2.1	First Amendment dated September 27, 2013, to Agreement and Plan of Merger dated July 7, 2013, among Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc.

10.1	Form of First Amendment to Secured Convertible Promissory Notes issued March 15, 2013.